Exhibit 99.1


          R. Frederick McCoy, Jr., Elects Early Retirement from Guidant

INDIANAPOLIS--March 10, 2006--Guidant Corporation (NYSE:GDT - News) today announced that Fred McCoy, president, Guidant Cardiac Rhythm Management, has elected early retirement effective March 17. McCoy will be succeeded by an interim management team until the closing of the Boston Scientific transaction.

James M. Cornelius, Guidant Chairman and CEO, commented, "Fred has spent his entire 25-year business career with Guidant and its previous pre-split-off owner Eli Lilly and Company, in a variety of increasingly responsible global assignments. He has served as the leader of this business unit since 2000, and has been instrumental in the market adoption of new Guidant products for the treatment of sudden cardiac death and heart failure. His tireless efforts and dedicated service have contributed greatly to Guidant's success over the years."

"We can be proud of everything we have accomplished at Guidant," said Mr. McCoy. "Thanks to the hard work and dedication of our people, thousands of heart patients around the world are living longer, healthier lives. With the upcoming ownership change to Boston Scientific, now is the appropriate time for me to depart. I do so with every wish and expectation for the success of the fine people of the Company and of those that we serve."

Cornelius added, "Since we are nearing completion of the Boston Scientific merger transaction, we have decided to appoint Mark Bartell, currently President of Guidant Sales Corporation (U.S.), and William McConnell, Guidant Vice President, who is leading Guidant integration planning into Boston Scientific, to serve as co-heads of our global cardiac rhythm management business until the transaction is completed. Both Mark and Bill will report to me in this interim capacity."

Mr. McCoy became president, Cardiac Rhythm Management, in May 2000. Prior to this assignment, he served as President, Asia Pacific Operations in Tokyo, Japan. From 1995 to 1997, Mr. McCoy served as Vice President, U.S. Operations West. In 1993, he became General Manager, Northwest Operations, located in Seattle, Wash., for Eli Lilly and Company's Medical Devices and Diagnostic division. In 1991, he became Chief Financial Officer of Cardiac Pacemakers Inc., now Guidant Cardiac Rhythm Management. Previously, he had held a series of positions with Lilly in Indiana, Alabama and California.

Mr. McCoy received a Bachelor of Science degree from the University of North Carolina in 1979. He is also a graduate of the Kellogg School of Management at Northwestern University, where he received a Master of Management degree in 1981.

Boston Scientific and Guidant have filed a definitive prospectus/joint proxy statement with the SEC in connection with the proposed transaction. The material contained herein is not a substitute for the definitive prospectus/joint proxy statement or any other documents that Boston Scientific and Guidant have filed or will file with the SEC. Investors and security holders are urged to read the definitive prospectus/joint proxy statement and any other relevant documents filed or to be filed by Boston Scientific or Guidant, because they contain or will contain important information about the proposed transaction. The definitive prospectus/joint proxy statement is, and other documents filed or to be filed by Boston Scientific and Guidant with the SEC are or will be, available free of charge at the SEC's website (www.sec.gov) or from Boston Scientific by directing a request to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Milan Kofol, Investor Relations, or from Guidant by directing a request to Guidant Corporation, 111 Monument Circle, 29th Floor, Indianapolis, Indiana 46204, Attention: Investor Relations.

Boston Scientific, Guidant and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the security holders of Boston Scientific or Guidant in connection with the proposed transaction. Information about Boston Scientific's directors and executive officers is available in Boston Scientific's Annual Report on Form 10-K for the year ended December 31, 2005, and information about Guidant's directors and executive officers is available in Guidant's Annual Report on Form 10-K for the year ended December 31, 2005. Additional information about the interests of potential participants is included in the definitive prospectus/joint proxy statement referred to above.



Contact:
Guidant Corporation
Steven Tragash, Corporate Communications, 317-971-2031
Andy Rieth, Investor Relations, 317-971-2061
Doug Hughes, Investor Relations, 317-971-2039